Agreement #14627-0-2

Exhibit 10.18

Contract: 14627

“PRECIOUS MOMENTS”

LICENSE AGREEMENT

THIS AGREEMENT, dated as of  March 31, 2005, between UNITED FEATURE SYNDICATE, INC., d.b.a. UNITED MEDIA, a New York corporation with its principal office at 200 Madison Avenue, 4th Floor, New York, New York 10016 (“UM”), as exclusive worldwide licensing representative of PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation with its principal office at 2170 Point Boulevard, Suite 200, Elgin, Illinois 60123 (“PMI”) and Eternal Image, a Michigan corporation with its principal office at 28175 Haggerty Road, Novi, Michigan, 48377 (the “Licensee”), is to evidence:

WHEREAS, PMI owns copyrights and trademark rights in a property known as PRECIOUS MOMENTS (the “Property”); and

WHEREAS, PMI has granted UM exclusive worldwide representation rights to license the use of said copyrights and trademarks, on behalf of PMI, in connection with the manufacture and sale of merchandise articles of every type and description; and

WHEREAS, the Licensee desires to obtain from UM a license to manufacture and sell certain merchandise articles using said copyrights and trademarks;

NOW, THEREFORE, the parties agree as follows:

1.

Definitions.  For purposes of this Agreement the following definitions shall apply:

(a)

The term “Actual Sale Royalties” shall mean royalties payable to UM by the Licensee under this Agreement as a result of actual sales of the Licensed Products by the Licensee.

(b)

The term “Advertising Materials” shall mean all advertising and promotional materials and all packaging, wrapping, and labeling materials for the Licensed Products (including, by way of illustration, but not limitation, catalogs, trade advertisements, television advertisements, flyers, sales sheets, labels, package inserts, hangtags, displays, and materials designed for dissemination via the Internet or any other electronic form of dissemination) which are produced by or for the Licensee and which make use of any of the Copyrights or Trademarks.

(c)

The term “Artwork” shall mean all artwork depicted by or embodied in the Works (but excluding all Chapel artwork and all animated artwork).

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(d)

The term “Copyrights” shall mean all copyrights now or hereafter owned by PMI in connection with the Property and the Artwork, and on all derivative works based on or using material from the Property or the Artwork.

(e)

The term “F.O.B. Sale” shall mean a sale of Licensed Products by the Licensee to a customer located in a country other than the country where the Licensed Products are manufactured, for which the customer pays any portion of the costs of shipping the Licensed Products to the Territory (or any other costs or duties associated with the shipping arrangement), regardless of whether the parties to the shipping arrangement specifically characterize the sale as an F.O.B. sale.

(f)

The term “Licensed Products” shall mean the following items: ADULT AND YOUTH CASKETS AND URNS, IN EACH CASE MADE OF COMPOSITE MATERIAL (NOT PRIMARILY WOOD OR METAL).

(g)

The term “Net Sales Price” shall mean the Licensee’s invoiced billing price to its Approved Retail Outlet and other customers for the Licensed Products, less only documented returns for damaged goods, which shall not exceed 5% of the Licensee’s total gross sales of the Licensed Products in any quarterly accounting period.

(h)

The term “Property” shall mean the Copyrights, the Trademarks, and all other property rights relating to the Works and the Artwork.

(i)

The term “Territory” shall mean the United States, its territories and possessions and Canada.

(j)

The term “Trademarks” shall mean the name of the Property, PRECIOUS MOMENTS, the names associated with the Artwork, and all other trademarks used in connection with the Property.

(k)

The term “Works” shall mean those works of visual art marketed by PMI under any of the Trademarks.

2.

Grant of License; Channels of Distribution.

(a)

Grant of License. UM grants to the Licensee, on the terms and conditions set forth in this Agreement, the [*****] right and license to use the Copyrights and Trademarks in connection with the manufacture, distribution, sale, and advertising of the Licensed Products in the Territory via the channels of distribution specified in subparagraph 2(b).

(b)

Channels of Distribution.  The Licensee shall have the right to offer the Licensed Products directly to or through the following channels of distribution: distributors selling directly to funeral homes.  The Licensee shall have no right to distribute the Licensed Products (or distribute the Licensed Products to any party the Licensee has reason to believe will distribute the Licensed Products) (i) to a theme park

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or an amusement park; (ii) via television or other broadcast home shopping channels or services; or (iii) to discount stores, buyers clubs, jobbers, liquidators, or any other retailers selling goods at a deep discount.

3.

Period of Agreement.  The period of this Agreement shall commence on January 1, 2005, and end on December 31, 2007.  If the Licensee is desirous of extending the period of this Agreement beyond the foregoing expiration date, the Licensee shall provide UM with written notice of such desire at least six months prior to said expiration date; provided, however, that the Licensee’s giving of such notice shall not create any right on the part of the Licensee or obligation on the part of UM to extend the period of this Agreement, and no extension of this Agreement beyond December 31, 2007, shall occur except through a formal written amendment to this Agreement signed by both parties.

4.

Royalties and Marketing Expense Contributions.  In consideration for the rights granted to it under this Agreement, the Licensee agrees to pay UM the following royalties and Marketing Expense Contributions:

(a)

Guaranteed Royalties.  On execution of this Agreement and on or before the subsequent dates indicated below the Licensee agrees to pay UM the following non-refundable Guaranteed Royalty Amounts [*****], which shall be set off as a credit against the royalties due UM under subparagraph 4(b) (but not as a credit against the amounts payable to UM under subparagraph 4 (d)):

Due Date

Guaranteed Royalty Amount

On execution of this Agreement

[*****]

September 1, 2005

[*****]

June 30, 2006

[*****]

December 31, 2006

[*****]

If UM has not received the Guaranteed Royalty Amount due on execution of this Agreement or the above-referenced letter of credit by the date 15 days from the date of UM’s execution of this Agreement, UM shall have the right to terminate this Agreement, with immediate effect, by providing the Licensee with written notice of termination at any time prior to UM’s receipt of said Guaranteed Royalty Amount payment.

(b)

Percentage Royalties.  [*****]

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(c)

Sales to Subsidiaries or Other Controlled Parties.  If the Licensee sells a Licensed Product to a subsidiary or other party controlled by the Licensee (“Controlled Party”), or a series of Controlled Parties, the percentage royalty payable by the Licensee shall be calculated on the basis of the Net Sales Price for such Licensed Product charged by such Controlled Parties on resale of such Licensed Product to a third party or third parties that are not Controlled Parties.  Sales to Controlled Parties shall be conditioned on such Controlled Parties agreeing in writing to be bound by all of the terms and conditions of this Agreement.  The Licensee agrees to provide UM with copies of all such agreements between the Licensee and Controlled Parties.

(d)

Marketing Expense Contributions.  In addition to the amounts payable by the Licensee under subparagraphs 4 (a) and 4 (b), the Licensee shall pay UM the following Marketing Expense Contributions (amounts payable by the Licensee under this subparagraph 4 (d) shall not be taken into consideration in calculating whether the Licensee has earned out any Guaranteed Royalty Amounts the Licensee is obligated to pay under this Agreement):

(e)

Advance Marketing Expense Contributions.  On execution of this Agreement and on or before the subsequent dates indicated below the Licensee agrees to pay UM the following non-refundable Advance Marketing Expense Contributions [*****], which shall be set off as a credit against the amounts due UM under subparagraph 4(d)(ii):

Due Date

Advance Marketing Expense Contribution

On execution of this Agreement

[*****]

September 30, 2005

[*****]

June 30, 2006

[*****]

December 31, 2006

[*****]

(f)

Percentage Marketing Expense Contributions.  As a contribution to UM’s Property-related marketing expenses, the Licensee shall pay UM an amount equal to 1% of the Net Sales Price of all Licensed Products sold by the Licensee to its customers or distributors.

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5.

Marketing Plans; Sales Projections

(a)

Marketing Plans.  On execution of this Agreement and on or before each one-year anniversary of the commencement date of this Agreement, the Licensee shall provide UM with a written marketing plan with respect to the Licensed Products.  Each such marketing plan shall include, on a Licensed Product-by-Licensed Product basis, a marketing timetable, channels and methods of distribution, nature and amount of advertising and advertising expenditures, the top ten existing customers for the Licensed Products (if any), the top ten targeted customers for the Licensed Products, retail sell-through information and results in connection with such top ten existing customers, and any other information which UM may ask the Licensee to include.  Each marketing plan shall contain specific information for the one-year period immediately succeeding its submission and general estimates or projections for subsequent periods during which this Agreement remains in effect.  Where available, the Licensee will provide on-line retail consumption information.

(b)

Budgets and Sales Projections.  On execution of this Agreement and on or before each September 30 while this Agreement remains in effect the Licensee shall provide UM with a written budget and sales projection reports with respect to the Licensed Products.  On or before each March 31 and June 30 while this Agreement remains in effect the Licensee shall provide UM with sales projection reports.  Budgets and sales projection reports shall be provided to UM using prescribed forms to be supplied to the Licensee by UM.  In addition to the foregoing, the Licensee agrees at UM’s request to provide re-forecasts of its budgets and sales projections.

6.

Marketing Commitments.

(a)

Availability to Distributors.  The Licensee shall make the Licensed Products generally available to distributors selling directly to funeral homes in the Territory by November 1, 2005, and shall notify UM in writing that it has done so.  If the Licensee fails to meet the foregoing obligations, UM shall have the right to terminate this Agreement with immediate effect, by providing the Licensee with written notice of termination.

(b)

Availability to Consumers.  The Licensee shall make the Licensed Products generally available to consumers in the Territory by November 1, 2005, and shall notify UM in writing that it has done so.  If the Licensee fails to meet the foregoing obligations, UM shall have the right to terminate the Agreement with immediate effect, by providing the Licensee with written notice of termination.

7.

PRECIOUS MOMENTS 101.  Within 60 days of the execution of this Agreement, one or more representatives of the Licensee shall be obligated to participate in the PRECIOUS MOMENTS 101 Orientation Course provided by UM.

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8.

License Acknowledgment.  The Licensee by executing this Agreement acknowledges that it has reviewed and understands all provisions of this Agreement, including the attached Standard Terms and Conditions.

9.

Standard Terms and Conditions.  This Agreement is subject to all of the provisions of the Standard Terms and Conditions which are attached to and made a part of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

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“PRECIOUS MOMENTS” LICENSE AGREEMENT

STANDARD TERMS AND CONDITIONS

SECTION A.  QUALITY CONTROLS AND APPROVAL PROCEDURES FOR LICENSED PRODUCTS AND ADVERTISING MATERIALS.

A(1)

Warranty of Quality; Employment Practices.

(a)

Warranty of Quality.  The Licensee warrants that the Licensed Products will be of very good quality in design, material, and workmanship and suitable for their intended purpose; that no injurious, deleterious, or toxic substances will be used in or on the Licensed Products; that the Licensed Products will not cause harm when used as instructed and with ordinary care for their intended purpose; and that the Licensed Products will be manufactured, sold, and distributed in strict compliance with all applicable laws and regulations.

(b)

Employment Practices.  The Licensee warrants that neither the Licensee nor any manufacturer used by the Licensee: (i) shall use in connection with the manufacture, distribution, and sale of the Licensed Products labor provided by persons younger than the age for completing compulsory education in the jurisdiction where the relevant activity occurs; (ii) shall use in connection with the manufacture, distribution, and sale of the Licensed Products any children younger than 15 years of age; (iii) shall employ any persons whose labor is provided involuntarily (such as prison laborers); (iv) shall use corporal punishment or other forms of mental or physical coercion in disciplining its employees; (v) shall discriminate in hiring and employment practices on grounds of race, religion, national origin, political affiliation, sexual orientation, or gender; (vi) shall fail to comply with local labor laws and regulations, including, but not limited to, laws and regulations designed to provide employees with a safe and healthy workplace and wage and hour laws and regulations (including those setting minimum wages, maximum overtime, and maximum daily hours that may be worked).

A(2)

Approval Procedures for Licensed Products and Advertising

Materials; Approval Standards; Time for Approval by UM.

(a)

General.  The Licensee shall comply with all reasonable procedures which UM and PMI may from time to time adopt regarding their approval of Licensed Products and Advertising Materials which the Licensee proposes to manufacture, sell, or use under this Agreement.  These approval procedures shall be carried out on prescribed forms to be supplied to the Licensee by UM, and shall incorporate the basic approval requirements and steps outlined in the following subsections.  With the prior written approval of UM, two or more approval steps may be combined into a single step.  The Licensee agrees to retain all materials relating to approvals in its files while this Agreement remains in effect and for one year thereafter.

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(b)

Approval of Licensed Products.  With respect to each different Licensed Product which the Licensee proposes to manufacture and sell under this Agreement, the Licensee shall submit to UM for review and approval by UM and PMI the following materials for such Licensed Product, in the order stated.

(i)

a generic sample of the type of Licensed Product in question (that is, a sample of the kind of merchandise article to which the Licensee proposes to add the Copyrights or Trademarks in producing the Licensed Product, showing the general quality standard which will be met by the Licensed Product), including any mechanical, video, and sound elements;

(ii)

a concept for each design, item, and/or sku of the proposed Licensed Product, showing by rough art and product designs the nature and appearance of the proposed Licensed Product and describing the operation of any mechanical, video, and/or sound elements;

(iii)

finished art or schematics for the Licensed Product, showing the exact use of the Copyrights or Trademarks on or in connection with the proposed Licensed Product;

(iv)

a pre-production prototype sample of the Licensed Product, where appropriate, or a pre-production finial sample of the Licensed Product, showing in either case the exact form, finish, features, and quality the Licensed Product will have when manufactured in production quantities; and

(v)

two identical production samples of the Licensed Product, to be submitted immediately upon commencement of production.

The Licensee shall comply with all of the foregoing approval steps for each Licensed Product, obtaining written approval from UM, and from PMI, through UM, at each step of the procedure, unless by prior written notice from UM it is exempted from any such step with respect to a specific Licensed Product.  If the Licensee submits to UM for approval under this Section A(2)(b) an item which is not contained in the definition of “Licensed Products” set forth in paragraph 1 of this Agreement, and UM inadvertently approves such item, such approval shall not be deemed to add such item to said definition; in any such circumstance, the Licensee shall, upon receipt of written notice from UM, immediately and permanently cease manufacturing, distributing, selling, and advertising the item in question.

(c)

Approval of Advertising Materials.  With respect to each different item of Advertising Material which the Licensee (or any party acting on its behalf) proposes to produce and use under this Agreement, the Licensee shall submit to UM for review and approval by UM and PMI the following materials, in the order stated:

(i)

proposed written copy for the item of Advertising Material, with attached rough art showing how the Copyrights or Trademarks will be used in

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connection with the copy, and, where appropriate, a description of all mechanical, video, and/or sound elements;

(ii)

final copy for the item, with finished “lift” art or other media, where appropriate, showing the use of the Copyrights or Trademarks;

(iii)

finished “mechanicals” or “masters” for the item; and

(iv)

six final printed samples of the item, where feasible (as, for example, in the case of packaging, labels, hangtags, printed brochures, catalogs, and the like), or, in the case of an item of Advertising Material for use on television, a VHS or DVD copy of such item.

The Licensee shall comply with all of the foregoing approval steps for each item of Advertising Material, obtaining written approval from UM, and from PMI, through UM, at each step of the procedure, unless by prior written notice from UM, it is exempted from any such step with respect to a specific item of Advertising Material.

(d)

Approval Standards.  UM and PMI shall have the right to disapprove any materials submitted under Sections A(2)(b) or A(2)(c) if they determine, in the exercise of their good faith judgment, that the materials in question would impair the value and goodwill associated with the property, the Copyrights, the Trademarks and/or UM’s licensing program therefore by reason of (i) their failure to satisfy the general quality standards set forth in Section A(1)(a); (ii) their use of art, designs, or concepts which fail accurately to depict the Artwork or would otherwise cause harm to the image or reputation of the Property or the Artwork; (iii) their use of materials which are unethical, immoral, or offensive to good taste; (iv) their failure to carry proper copyright or trademark notices; or (v) any other reasonable cause.

(e)

Time for Approval.  UM agrees to use reasonable efforts to notify the Licensee in writing of approval or disapproval by UM and PMI of any materials submitted to UM under Sections A(2)(b) and A(2)(c) within 20 business days after UM’s receipt of such materials, and agrees, in the case of disapproval, to notify the Licensee in writing of the reasons for disapproval.

A(3)

Maintenance of Quality of Licensed Products; Inspection of Production Facilities.  The Licensee agrees to maintain the quality of each Licensed Product manufactured under this Agreement up to the specifications, quality, and finish of the production sample of such Licensed Product approved by UM and PMI under Section A(2)(b), and agrees not to change the Licensed Product in any material respect or to make any change in the art for the Licensed Product without first submitting to UM samples showing such proposed changes and obtaining written approval of such samples by UM, and PMI, through UM.  From time to time after it has commenced manufacturing the Licensed Products, the Licensee, upon request, shall furnish free of charge to UM a reasonable number of random production samples of any licensed product specified by UM in its request.  Also, upon request, the Licensee shall furnish to UM the addresses of

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the production facilities used by the Licensee for manufacturing the Licensed Products, and shall make arrangements for UM or PMI or their representatives to inspect such production facilities during reasonable business hours.

A4

Prohibition Against Manufacture, Sale, or Use of Unapproved Licensed Products or Advertising Materials; Termination Right of UM.  The Licensee shall not have the right to manufacture, offer for sale, distribute, sell, or use any Licensed Product or item of Advertising Material unless it has complied with all of the approval procedures and requirements set forth in this Section A, and has obtained prior written approval of such Licensed Product or item of Advertising Material by UM, and PMI, through UM.  Failure by the Licensee to comply with the provisions of this Section A shall constitute a material breach of this Agreement and shall be grounds for immediate termination of this Agreement by UM, as provided in Section K(1).

A(5)

Miscellaneous:

(a)

Style Guides and Special Art.  With respect to Property-related style guides and periodic style guide updates or supplements (“Style Guides”) and special Property-related artwork created for the Licensee at the Licensee’s request (“Special Art”), the Licensee shall reimburse PMI, within 30 days of the licensee’s receipt of an appropriate invoice, for all costs of supplying such Style Guides and Special Art to the Licensee, including, without limitation, travel expenses incurred at the Licensee’s request by PMI’s in-house art personnel.  The Licensee shall pay PMI interest on late payments of invoices for Style Guides or Special Art at a rate of 1.5% per month.  All Property-related artwork and any media created by or for the Licensee pursuant to this Agreement shall remain the property of PMI, and at UM’s or PMI’s request the Licensee shall promptly, at the Licensee’s expense, deliver to UM or PMI all such media containing Property-related artwork.

(b)

Translations.  All translations of written material used on or in connection with the Licensed Products or Advertising Materials shall be accurate, and the Licensee, when submitting the Licensed Products and the Advertising Materials for approval, shall provide UM with English translations of all such written materials in a language other then English.

(c)

Special Provision on Production of Licensed Products.  The Licensee shall not, without UM’s prior written consent, (i) have the Licensed Products printed or otherwise reproduced by another Licensee of UM; or (ii) print or have the Licensed Products printed using film or similar devices obtained by the Licensee from another Licensee of UM.

(d)

Transactions with Other Licensees.  The Licensee shall not, without UM’s prior written consent, (i) sell or deliver to another UM Licensee the films or other devices used by the Licensee to produce the Licensed Products; or (ii) print or otherwise produce any items using the Copyrights or Trademarks for another UM Licensee.

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(e)

Duplicate Films or Devices.  When requested by UM to do so, the Licensee shall supply duplicates of the films or other devices used by the Licensee in producing the Licensed Products to other Licensees of UM outside the Territory, at cost of duplication plus shipping.

(f)

Right of UM and PMI to Acquire Licensed Products.

(i)

UM Right to Obtain Licensed Products.  During each one-year period while this Agreement remains in effect, UM shall have the right to obtain from the Licensee up to one unit of each Licensed Product.  UM shall notify the Licensee in writing of its desire to obtain Licensed Products from the Licensee under this Section A(5)(f)(i), identifying the specific Licensed Products and the quantity of each such Licensed Product UM wishes to acquire.  Within 15 business days of its receipt of any such request from UM, the Licensee shall ship the requested Licensed Products, to the extent they are then available, to UM free of charge and at the Licensee’s expense.  Any Licensed Products acquired by UM under this Section A(5)(f)(i) shall be royalty-free.

(ii)

Right of UM and PMI to Purchase Licensed Products.  In addition to the random production samples of the Licensed Products to be supplied by the Licensee to UM free of charge under Section A(5)(f)(i), UM and PMI shall be entitled at any time while this Agreement remains in effect to purchase from the Licensee, (A) at the Licensee’s most favorable wholesale price, any available quantity of the Licensed Products, which may be resold by UM or PMI, or (B) at the Licensee’s cost of manufacture, any available quantity of the Licensed Products, which may not be resold by UM or PMI.  Any such Licensed Products purchased by UM or PMI shall be royalty-free.

(g)

Licensee’s Name to Appear on Licensed Products.  All Licensed Products shall bear the Licensee’s name, in a location specified by UM.

A(6)

Establishment of Policies and Procedures.  The Licensee shall, at its sole expense, establish policies and procedures reasonably calculated to insure that the Licensed Products are produced in accordance with this Section A.

SECTION B.

  RESTRICTIONS ON SALE OF LICENSED PRODUCTS;

CONSEQUENCES OF VIOLATION OF RESTRICTIONS; EFFORTS TO SELL LICENSED PRODUCTS.

B(1)

Restrictions on Sale of Licensed Products.    The Licensed Products shall be sold to the public only through the channels of distribution specified in subparagraph 2(b), and only in the manner in which merchandise articles of the same general description are customarily merchandised to the public.  The Licensee shall not use or sell the Licensed Products as premiums, or distribute the Licensed Products to third parties which the Licensee has reason to believe intend to use or sell the Licensed

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Products as premiums.  Use or sale of the Licensed Products as “premiums,” for purposes of the foregoing provisions, shall mean use or sale of the Licensed Products in connection with the following kinds of promotional activities: self-liquidator programs, joint merchandising programs; giveaways; sales incentive programs; door openers; traffic builders; and any other kinds of promotional programs designed to promote the sale of the Licensed Products or other goods or services of the Licensee or a third party.

B(2)

Consequences of Violation of Restrictions.  If the Licensee breaches the provisions of Section B(1) by using or selling the Licensed Products as premiums, the provisions of this Section B(2) shall apply, whether or not UM elects to exercise its rights under Section K with respect to such breach.  On all Licensed Products used or sold by the Licensee as premiums, the Licensee shall pay UM a percentage royalty five percentage points higher than the percentage royalty for regular sales specified in subparagraph 4(b).  Such percentage royalty shall be calculated as if such Licensed Products used or sold as premiums had been sold by the Licensee at a Net Sales Price equal to the average Net Sales Price for the same Licensed Products sold by the Licensee through its authorized channels of distribution during the calendar quarter in which the Licensee’s use or sale of such Licensed Products as premiums occurred.

B(3)

Restriction on Sales to Distributors.  The Licensee shall not sell Licensed Products to wholesalers, jobbers, or distributors unless authorized in writing to do so by UM on a case-by-case basis.  The contract of sale between the Licensee and each approved distributor shall be subject to UM’s prior written approval.  Such contracts of sale shall incorporate all conditions and restrictions set forth in this Agreement governing the sale and distribution of the Licensed Products and shall authorize UM to commence actions directly against distributors to enforce such conditions and restrictions.  The Licensee agrees strictly to enforce against its distributors all such terms and conditions, and to cooperate fully with UM in connection with actions taken by UM to enforce such terms and conditions.

B(4)

Efforts to Sell Licensed Products.

(a)

Failure to Submit Prototype.  If within three months of the execution of this Agreement the Licensee has failed to submit to UM a prototype of a particular Licensed Product, UM shall have the right to delete such Licensed Product from the definition of “Licensed Products,” by giving written notice of such deletion to the Licensee, and upon the sending of such notice, all rights to such Licensed Product shall revert to UM.

(b)

Good Faith Effort to Exploit Rights.  If within three months of the execution of this Agreement the Licensee has failed to take any good faith steps to exploit the rights granted to it (for example, by seeking to obtain UM’s approval of a proposed Licensed Product, or commencing to manufacture and sell an approved Licensed Product,) UM shall have the right to terminate this Agreement immediately by giving written notice of termination to the Licensee.

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(c)

General Obligation as to Manufacture and Sale of Licensed Products.  The Licensee agrees to manufacture the Licensed Products at the Licensee’s own expense in sufficient quantities to meet the reasonably anticipated demand.  The Licensee also agrees to exercise reasonable efforts to advertise and promote the Licensed Products at its own expense and to use its best efforts to sell the Licensed Products in the Territory.

(d)

UM Right to Eliminate country from Territory.  If at any time during the period of this Agreement the Licensee is not making regular sales of more than a nominal nature of any of the Licensed Products in a country of the Territory, as determined by UM, UM shall have the right, upon giving 30 days prior written notice to the Licensee, to terminate the Licensee’s rights for all Licensed Products for such country.

(e)

UM Right to Terminate Licenses for Specific Licensed Product.  If at any time during the period of this Agreement the Licensee is not making regular sales of more than a nominal nature of a particular Licensed Product in a country of the Territory, as determined by UM, UM shall have the right, upon giving 30 days prior written notice to the Licensee, to terminate the Licensee’s rights for such Licensed Product for such country.  In order to assist UM in reviewing its marketing activities, the Licensee agrees to furnish UM upon request complete information evidencing on a country-by-country basis the Licensee’s efforts to market the Licensed Products in such countries.

(f)

Effect of Termination of Rights as to Licensed Product or Portion of Territory.  UM’s termination, pursuant to Sections B(4)(d) or B(4)(e), of the Licensee’s rights with respect to a particular Licensed Product or a country of the Territory shall not reduce or otherwise alter the Guaranteed Royalty Amounts due UM from the Licensee under this Agreement.

B(5)

Special Sales.

 For purposes of this Agreement, the term “Special Sale” shall mean a sale of the Licensed Products through channels of distribution not included within the Licensee authorized channels of distribution or otherwise not permitted or authorized by the terms and conditions of this Agreement.  Special Sales shall include, by way of illustration, but not limitation, sales of Licensed Products created specifically for a particular retailer and sold to such retailer on a non-returnable basis, and sales of Licensed Products to another UM Licensee with the intention that such other UM Licensee will package such Licensed Products with products bearing the Copyrights and Trademarks produced by such other UM Licensee.  All Special Sales shall be subject to UM’s prior written approval, which may be granted or withheld in UM’s absolute discretion.  On all Licensed Products sold by the Licensee in connection with a Special Sale, the Licensee shall pay UM a percentage royalty to be agreed by the parties at the time of UM’s approval of such Special Sale.  Each sale off the Licensed Products in connection with a Special Sale approved in advance in writing by UM shall be separately identified in the Licensee’s quarterly royalty accountings to UM under Section C(5) of this Agreement.

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SECTION C.  ROYALTIES: STATEMENTS

C(1)

Basis for Computation of Royalties.  All royalties and Marketing Expense Contributions due to UM shall accrue upon the sale of the Licensed Products, regardless of the time of collection by the Licensee.  For purposes of this Agreement, a Licensed Product shall be considered “sold” as of the date on which such Licensed Product is billed, invoiced, shipped, or paid for, whichever event occurs first.  If any Licensed Products are consigned to an approved distributor by the Licensee, the Licensed Products shall be considered “sold” by the Licensee as of the date on which such distributor bills invoices, ships, or receives payment for any of the Licensed Products, whichever event occurs first.  Royalties and Marketing Expense Contributions payable by the Licensee on sales of the Licensed Products made in violation of any of the provisions of this Agreement shall not be taken into consideration in calculating whether the Licensee’s sales of the Licensed Products have earned out any Guaranteed Royalty Amounts and/or Advance Marketing Expense Contributions the Licensee is obligated to pay under this Agreement.

C(2)

Time of Payment.

(a)

Time of Payment – Royalties.  The Licensee shall pay all royalties owing to UM under this Agreement for any calendar quarter within 30 days following the end of the calendar quarter in question.  All royalty amounts in this Agreement are stated in U.S. Dollars, and all royalty payments shall be made in U.S. Dollars.  All royalty statements required to be submitted by the Licensee shall be submitted within 30 days following the end of the calendar quarter to which they relate and shall accompany the royalty payments made to UM.  All royalty checks, which shall be made payable to UM and accounting statements (as required by Section C(5)(a) shall be sent by the Licensee to the following address:

United Media

Attn: Controller, Licensing

P. O. Box 85271

Cincinnati, OH 45264

Alternatively, royalty payments may be made by wire transfer to the following account, with accounting statements sent to the above address:

US Bank

Attn: United Media

#801-3641

ABA#042000013

Cincinnati, OH 45202

Copies of all royalty checks or wire transfer confirmations and accounting statements shall be sent simultaneously to the following address:

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United Media

Attn: Financial Manager, Licensing

200 Madison Avenue, 4th Floor

New York, New York 10016

(b)

Time of Payment – Marketing Expense Contributions.  The Licensee shall pay all Marketing Expense Contributions owing to UM under this Agreement for any calendar quarter within 30 days following the end of the calendar quarter in question.  All Marketing Expense Contribution amounts in this Agreement are stated in U.S. Dollars, and all Marketing Expense Contribution payments shall be made in U.S. Dollars.  All Marketing Expense Contribution statements required to be submitted by the Licensee shall be submitted within 30 days following the end of the calendar quarter to which they relate and shall accompany the Marketing Expense Contribution payments made to UM.  All Marketing Expense Contribution checks (which shall be made payable to UM PRECIOUS MOMENTS Marketing Fund) and accounting statements (as required by Section C(5)(b) shall be sent by the Licensee to the following address:

UM PRECIOUS MOMENTS Marketing Fund

P. O. Box 641865

Cincinnati, OH 45264-1865

Copies of all Marketing Expense Contribution checks and accounting statements shall be sent to the following address:

United Media

Attn: Financial Manager, Licensing

200 Madison Avenue, 4th Floor

New York, New York 10016

(c)

Royalty Adjustments.  The receipt or acceptance by UM of any royalty or Marketing Expense Contribution statements furnished pursuant to this Agreement, or the receipt or acceptance of any royalty or marketing expense contribution payments made, or the fact that UM has previously audited the periods covered by such royalty or Marketing Expense Contribution statements shall not preclude UM from questioning their accuracy at any time.  If any inconsistencies or mistakes are discovered in such statements or payments, appropriate adjustments shall be made immediately by the parties.  The Licensee shall pay UM interest on a late royalty and/or Marketing Expense Contribution payment at a rate of 1.5% per month, compounded monthly.

C(3)

Negotiation of Royalty on Discounted Sales.  If the Licensee proposes to sell any Licensed Product at a price which is less than 10% above the Licensee’s manufactured cost of such Licensed Product, the Licensee shall so notify UM in writing.  UM shall have a right of prior approval over any such proposal, and if it approves such a proposal, the parties agree to negotiate in good faith with regard to a percentage royalty higher than that specified in paragraph 4 to be payable by the Licensee with respect to such sale.

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C(4)

Deductions; Taxes; Remittance Controls.

(a)

Deductions.  There shall be no deduction from the royalties owed to UM for uncollectible accounts, or for taxes, fees, assessments, or other expenses of any kind which may be incurred or paid by the Licensee in connection with: (i) royalty payments due UM; (ii) the manufacture, sale, distribution, or advertising of the Licensed Products in the Territory; or (iii) the transfer of funds or royalties or the conversion of any currency into U.S. Dollars.  It shall be the Licensee’s sold responsibility at its expense to obtain the approval of any governmental authorities; to take whatever steps may be required to effect the payment of funds to UM; to minimize or eliminate the incidence of taxes, fees, or assessments which may be imposed; to enable it to commence or continue doing business in any country; and to comply in any and all respects with all applicable laws and regulations.

(b)

Taxes.  Notwithstanding the provisions of the preceding Section C(4)(a), if (i) any country imposes a withholding tax against UM, as Licensor, with respect to the royalties payable to UM by the Licensee on sales of the Licensed Products in such country, (ii) such tax is paid by the Licensee on behalf of UM, and (iii) such tax is an income tax as to which a foreign tax credit is allowable to UM under Section 901 of the Internal Revenue Code of 1986, as amended, the Licensee may deduct the amount of such withholding tax from the royalties paid to UM under this Agreement on the condition that the Licensee furnishes to UM all information and documentation required by UM to enable UM to obtain a foreign tax credit on its U.S. income tax return with respect to such withholding tax payments by the Licensee.

(c)

Remittance Controls.  If any payment required to be made to UM pursuant to this Agreement cannot be made when due because of exchange controls imposed by a law or regulation of any country of the Territory, and such payment remains unpaid for such reason for 180 days, the Licensee shall, recommend to UM, in writing, either of the following alternative methods of handling such payment: (i) if local currency can be converted legally into currencies other than U.S. Dollars for purposes of foreign remittances, the Licensee may recommend that UM receive such payment in any such currency as UM may specify, and in such case the amount payable in foreign currency so selected shall be determined by reference to the then applicable rate of exchange most favorable to UM; (ii) the Licensee may recommend that UM elect to have payment made to it in local currency deposited to the credit of UM in a bank account in the foreign country in question designated by UM, upon which the Licensee shall furnish to UM evidence of such deposit.  UM shall have the right, at its sole discretion, to elect which method of payment it will require the Licensee to adopt.

C(5)

Royalty and Marketing Expense Contribution Statements.

(a)

Royalty Statements.  The Licensee shall furnish to UM, at the same time it makes payment of royalties, a full and complete statement, duly certified by an officer of the Licensee to be true and accurate, showing the number of each stock keeping unit (“sku”) of the Licensed Products manufactured during the calendar quarter in question,

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the number of each sku of the Licensed Products sold during the calendar quarter in question, the number of each sku of the Licensed Product sold during the calendar quarter in question (including a separate listing for skus of the Licensed Product sold via the Internet or other electronic sales channels), the bar code for each sku of the Licensee Products, the total gross sales revenues for each sku of the Licensed Products, an itemization of all allowable deductions, if any, the Net Sales Price for each sku of the Licensed Products sold, the amount of royalties due with respect to such sales, the names of the five customers that purchased the highest wholesale value of the Licensed Products from the Licensee during the calendar quarter in question along with the wholesale value of the Licensed Products purchased by each such customer, and copies of contracts for any sales to Controlled Parties as required by subparagraph 4(c), together with such other pertinent information as UM may reasonably request from time to time.  There shall be a breakdown of sales of Licensed Products by country, and all figures and monetary amounts shall first be stated in the currency in which the sales were actually made.  If several currencies are involved in any reporting category, that category shall be broken down by each such currency.  Next to each currency amount shall be set forth the equivalent amount stated in U.S. Dollars, and the rate of exchange used in making the required conversion calculation.  The rate of exchange shall be the actual rate of exchange obtained by the Licensee on the date of payment.  UM shall have the right, on providing the Licensee with reasonable prior written notice, to modify the elements of the information the Licensee is obligated to provide UM in connection with its royalty accountings provided to UM under this Section C(5)(a).

(b)

Marketing Expense Contribution Statements.  In addition to the royalty accounting statements required by Section C(5)(a), the Licensee shall furnish to UM, at the same time it makes payment of royalties, a full and complete statement, duly certified by an officer of the Licensee to be true and accurate, showing the amount of the Marketing Expense Contribution due from the Licensee with respect to the Licensee’s sales of the Licensed Products during the calendar quarter in question, together with such other pertinent information as UM may reasonably request from time to time.

SECTION D.  BOOKS OF ACCOUNT AND OTHER RECORDS; AUDITS.

D(1)

Retention of Records.  While this Agreement remains in effect and for two years thereafter, the Licensee shall keep full and accurate books of account and copies of all documents and other material relating to this Agreement at the Licensee’s principal office.  UM, by its duly authorized agents and representatives, shall have the right on reasonable prior notice to audit such books, documents, and other material, shall have access thereto during ordinary business hours, and shall be at liberty to make copies of such books, documents, and other material.  At UM’s request, the Licensee shall provide an authorized employee to assist in the examination of the Licensee’s records.

D(2)

Audits by UM.  If any audit of the Licensee’s books and records reveals that the royalties and/or Marketing Expense Contributions actually accounted for and paid to UM with respect to any period were underpaid or overpaid by 5% or more, the Licensee shall, in addition to paying UM any underpaid royalties and/or underpaid

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Marketing Expense Contributions, reimburse UM for professional fees and direct out-of-pocket expenses incurred in conducting such audit, together with interest on the underpaid royalty, and/or underpaid Marketing Expense Contribution amount at a rate of 1.5% per month, compounded monthly.

D(3)

Failure to Provide Adequate Accountings or Maintain Adequate Records.  If the royalty accountings or Marketing Expense Contribution accountings submitted by the Licensee to UM under Section C(5) do not contain all information required by the provisions of Section C(5), if UM schedules an audit of the Licensee’s books and records and finds that the Licensee’s books and records cannot be audited, the Licensee shall pay UM within 15 days of its receipt of notice from UM invoking the provisions of this Section D(3), as liquidated damages and not as a penalty, an amount equal to twice the Guaranteed Royalty Amounts and/or Advance Marketing Expense Contribution payments due UM under this Agreement with respect to the periods as to which the Licensee has provided inadequate information or UM was unable to audit.

SECTION E.  TRADEMARK PROTECTION.

E(1)

Trademark Uses Inure to PMI’s Benefit.  All trademark uses of the Trademarks by the Licensee shall inure to the benefit of PMI, which shall own all trademarks and trademark rights created by such uses.  The Licensee hereby assigns and transfers to PMI all trademark and trademark rights created by such uses of the Trademarks, together with the goodwill of the business in connection with which such trademarks area used.

E(2)

Trademark Registrations.  On behalf of PMI, UM shall have the right, but not the obligation, to file in the appropriate offices of countries of the Territory trademark applications relating to the use or proposed use by the Licensee of any of the Trademarks in connection with the Licensed Products, such findings to be made in the name of PMI or in the name of any third party selected by PMI.

E(3)

Records Relative to Trademark Uses.  The Licensee shall keep appropriate records (including copies of pertinent invoices and correspondence) relating to the dates when each of the Licensed Products is first placed on sale or sold in each country of the Territory, and the dates of first use in each country of each different Trademark on the Licensed Products and Advertising Materials.  At UM’s request, the Licensee shall supply UM with samples of the trademark usages in question and other information which will enable UM to complete and obtain trademark applications or registrations on behalf of PMI, or to evaluate or oppose any trademark applications, registrations, or uses of third parties.

E(4)

Registered User Laws.  As to those countries which require applications to register the Licensee as a registered user of a Trademark or Trademarks used on or in connection with the Licensed Products or which require the recordation of this Agreement, the Licensee agrees to execute and deliver to UM such documents as may be necessary and as are furnished by UM for such purposes.

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E(5)

Trademark Notices.  The Licensee agrees to affix to the Licensed Products and to the Advertising Materials such trademark notices as may be specified by UM.  When one of the Trademarks is used as a trademark for any Licensed Product, the name shall be properly used as a trademark in a larger or bolder type than the Licensed Product (e.g., PRECIOUS MOMENTS casket), and shall not be used as the generic name of the Licensed Product.

E(6)

No Assertion of Rights.  The Licensee shall not, during the period of this Agreement or thereafter, directly or indirectly: (a) assert any interest or property rights in any of the Trademarks or any word or phrase confusingly similar with any of the Trademarks or associated with the Property; or (b) register, attempt to register, or adopt any of the Trademarks, or any word or phrase confusingly similar with any of the Trademarks or associated with the Property, as a trademark, service mark, trade name, corporate name, or Internet domain name; or (c) challenge or deny the validity of the Trademarks or PMI’s ownership of the Trademarks; or (d) permit or acquiesce in any of the foregoing activities by any of the Licensee’s subsidiaries, manufacturers, approved distributors, shareholders or other owners of an equity interest, or the agents or employees of any of the foregoing, or of the Licensee.

SECTION F.  COPYRIGHT PROVISIONS.

F(1)

Copyright Notices.  The authorization of UM and PMI to the Licensee to make public distribution of the Licensed Products and Advertising Materials is expressly conditioned upon the following agreement of the Licensee.  The Licensee agrees to place on all Licensed Products and on all Advertising Materials the copyright notice or notices in the name of PMI specified in writing by UM.

F(2)

Affixation of Notice; Name of Copyright Owner.  The Licensee acknowledges that proper copyright notices must be permanently affixed to all Licensed Products and Advertising Materials and to any separate portions of Licensed Products or Advertising Materials which contain the Artwork and which are intended to be used separately by the purchaser or ultimate user.  The Licensee agrees that it will not, without UM’s prior written consent, affix to the Licensed Products or the Advertising Materials a copyright notice in its name or the name of any person, firm, or corporation other than PMI.

F(3)

Assignment by Licensee.  The Licensee sells, assigns, and transfers to PMI its entire worldwide right, title, and interest in and to all “new works” or “derivative works” previously or hereafter created using or based on the Artwork, including, but not limited to, the copyrights and renewal copyrights thereon.  If parties who are not employees of the Licensee living in the U.S. make or have made any contribution to the creation of a “new work” so that such parties might be deemed to be authors of such “new work” as that term is used in present or future U.S. copyright statutes, the Licensee agrees to obtain from such parties a comparable full assignment of rights so that the foregoing assignment by the Licensee vests in PMI full rights in the “new work,” free of any claims, interests, or rights of other parties.  The Licensee agrees not to permit any of

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its employees to obtain or reserve by oral or written employment agreements any rights as “authors” of such “new works.”  At UM’s request, the Licensee agrees to furnish UM with full information concerning the creation of “new works” and with copies of assignments of rights obtained from other parties.

SECTION G.  INDEMNIFICATIONS; PRODUCT LIABILITY

INSURANCE

G(1)

Licensee’s Indemnification.  The Licensee agrees to indemnify and hold UM and PMI harmless from any and all claims, liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including reasonable attorney’s fees, but excluding lost profits): (a) made by third parties against UM or PMI or suffered or incurred by UM or PMI arising by reason of or in connection with any act under or in violation of this Agreement by the Licensee, its subsidiaries, manufacturers, approved distributors, or other persons, or the employees or agents of any of the foregoing or of the Licensee, including, but not limited to, the manufacture, distribution, exploitation, advertising, sale, or use of the Licensed products by any of them, but excluding any claims based solely upon the use of the Copyrights or the Trademarks by the Licensee in accordance with the terms of this Agreement; (b) suffered or incurred by UM or PMI as a result of the exercises by UM of its termination rights against third parties which are provided for in any agreements entered into between the Licensee and such third parties in accordance with the provisions of Section J; or (c) suffered or incurred by UM or PMI as a result of (i) the sale or distribution of the Licensed Products outside the Territory by the Licensee or any third party; (ii) the sale or distribution of the Licensed Products outside the Licensee’s authorized channels of distribution by the Licensee or any third party; or (iii) the sale or distribution of the Licensed Products in violation of any other restriction on the sale or distribution of the Licensed Products, including, but not limited to, those restrictions set forth in Sections B(1) or B(3).

G(2)

UM’s Indemnification.  UM agrees to indemnify and hold the Licensee harmless from any and all claims (and liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including reasonable attorney’s fees, but excluding lost profits) made by third parties against the Licensee asserting rights in the Artwork and based solely upon the use of the Artwork by the Licensee in strict accordance with the terms of this Agreement.

G(3)

Claims Procedures.  With respect to any claims falling within the scope of the foregoing indemnifications:  (a) each party agrees promptly to notify the other of and keep the other fully advised with respect to such claims and the progress of any suits in which the other party is not participating; (b) each party shall have the right to assume, at its sole expense, the defense of a claim or suit made or filed against the other party; (c) each party shall have the right to participate, at its sole expense, in any suit instituted against it and to approve any attorneys selected by the other party to defend it, which approval shall not be unreasonably withheld or delayed; and (d) a party assuming the defense of a claim or suit against the other party shall not settle such claim or suit without

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the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed.

G(4)

Product Liability Insurance.  The Licensee agrees to obtain and maintain during the period of this Agreement, and for three years following expiration or termination of the Agreement, at its own expense, product liability insurance providing protection (at a minimum, in the amount of $2,000,000 per occurrence/$2,000,000 annual aggregate) applicable to any claims, liabilities, damages, costs, or expenses arising out of any defects or alleged defects in the Licensed Products.  Such insurance shall include coverage of UM and PMI, and their directors, officers, agents, employees, assignees, and successors.  Within 30 days after the execution of this Agreement by UM, the Licensee shall cause the insurance company issuing such policy to add UM and PMI to such policy as additional insureds and to issue a certificate to UM confirming that such policy has been issued and is in full force and effect and provides coverage of UM and PMI as required by this Section G(4), and also confirming that before any cancellation, modification, or reduction in coverage of such policy the insurance company shall give UM 30 days prior written notice of such proposed cancellation, modification, or reduction.  Any insurance carried by UM or PMI shall be deemed excess insurance, not subject to contribution.

SECTION H.  RESERVATION OF RIGHTS.

All rights in and to the Property (including premium rights in the Licensed Products) are retained by UM and PMI for their own use, except for the specific rights in the Property licensed to the Licensee under this Agreement.  UM and PMI reserve the right to use, and to license other parties to use, the Property in the Territory for any purpose UM or PMI may determine.

SECTION I.  INFRINGEMENTS: CLAIMS.

I(1)

Infringements.  When the Licensee learns that a party is making unauthorized uses of the Copyrights or Trademarks, the Licensee agrees promptly to give UM written notice giving full information with respect to the actions of such party.  The Licensee agrees not to make any demands or claims, bring suit, effect any settlements, or take any other action against such party without the prior written consent of UM.  The Licensee agrees to cooperate with UM, at no out-of-pocket expense to the Licensee, in connection with any action taken by UM to terminate infringements.  UM shall retain 100% of all net amounts recovered from infringers.

I(2)

Claims.  If claims are made against UM or the Licensee by a party asserting the ownership of rights in a name or design which is the same as or similar to one of the Copyrights or Trademarks, and asserting further that the use of a particular Copyright or Trademark by the Licensee infringes the rights of such party, or if the parties learn that another party has or claims rights in a trademark, name, or design which would or might conflict with the proposed or actual use of a Copyright or Trademark by the Licensee, UM and the Licensee agree in any such case to consult with each other on a

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suitable course of action.  In no event shall the Licensee have the right, without the prior written consent of UM, to acknowledge the validity of the claim of such party, to obtain or seek a license from such party, or to take any other action which might impair the ability of UM to contest the claim of such party if UM so elects.  The Licensee agrees at UM’s request to make reasonable modifications requested by UM in the Licensee’s use of the Copyrights or Trademarks in question or to discontinue their use in the country of the Territory in question on the particular Licensed Product or Licensed Products which are involved, if UM, in its sole discretion, reasonably exercised, determines that such action is necessary to resolve or settle the claim or suit or eliminate or reduce the threat of a claim or suit by such party.  UM shall have the right to participate fully at its own expense in the defenses of any claim or suit institute against the Licensee with respect to the use by the Licensee of a Copyright or Trademark.

SECTION J.  NO SUBLICENSING; AGREEMENTS WITH

MANUFACTURERS.

J(1)

Sublicensing.  The Licensee shall not have the right to sublicense any of the rights granted to it under this Agreement.  For purposes of this Agreement, “sublicense” means authorizing a third party to use the Copyrights and Trademarks in connection with the manufacture, distribution, sale, and advertising, for such third party’s own account, of the Licensed Products.

J(2)

Manufacturers.  The Licensee shall have the right to arrange with another party to manufacture the Licensed Products or components thereof for exclusive sale, use, and distribution by the Licensee.  Each such manufacturer shall be subject to UM’s prior written approval.  If UM approves the use by the Licensee of a particular manufacturer, the Licensee agrees within ten business days of its receipt of such approval to enter into a written agreement with such manufacturer, and agrees to incorporate into such written agreements all of the provisions, for the protection of the rights of UM and PMI, which are contained in the form manufacturer agreement which has been prepared by UM for such purposes, and which is available from UM.  The Licensee further agrees to furnish UM within 30 days of their execution copies of all agreements with such manufacturers.

J(3)

Enforcement of Manufacturer Agreements.  The Licensee agrees strictly to enforce against its manufacturers all of the provisions which are required to be included in such agreements for the protection of UM, as provided in Section J(2); to advise UM of any violations thereof by manufacturers, and of corrective actions taken by the Licensee and the results thereof; and at the request of UM to terminate such an agreement with any manufacturer which violates any of such provisions for the protection of UM and PMI.  If the Licensee fails to exercise such termination rights by giving written notice to the manufacturer in question within 20 days after being requested to do so in writing by UM, the Licensee appoints UM its irrevocable attorney-in-fact to send a notice of termination in the name of the Licensee to such manufacturer for the purpose of terminating the agreement or any specific rights of the manufacturer under such agreement.

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SECTION K.  BREACH AND TERMINATION.

K(1)

Immediate Right of Termination.  UM shall have the right to terminate this Agreement immediately by giving written notice to the Licensee, in any of the following situations:

(a)

If the Licensee breaches any of the provisions of Section A(1)(b).

(b)

If the Licensee makes, sells, offers for sale, or distributes or uses any Licensed Product or Advertising Material without having the prior written approval of UM and PMI, as required by Section A, or makes any use of the Copyrights or Trademarks not authorized under this Agreement.

(c)

If the Licensee fails to make any Guaranteed Royalty Amount payment by the date such payment is required under the provisions of paragraph 4; or if the Licensee fails to submit royalty statements and/or royalty payments to UM during the time period specified in Section C(2)(a); or if the Licensee fails to make any Advance Marketing Expense Contribution payment by the date such payment is due under the provisions of paragraph 4; or if the Licensee fails to submit Marketing Expense Contributions or Marketing Expense Contribution statements to UM during the time period specified in Section C(2)(b).

(d)

If the Actual Sale Royalties for any period are less than the total of all Guaranteed Royalty Amount payments required to be made by the Licensee with respect to such period.

(e)

If the Licensee becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the Licensed Products because of safety, health, or other hazards or risks to the public.

(f)

If, other than under Title 11 of the United States Code, the Licensee becomes subject to any voluntary or involuntary insolvency, cession, bankruptcy, or similar proceedings, or an assignment for the benefit of creditors is made by the Licensee, or an agreement between the Licensee and its creditors generally is entered into providing for extension or composition of debt, or a receiver is appointed to administer the assets of the Licensee, or the assets of the Licensee are liquidated, or any distress, execution, or attachment is levied on such of its manufacturing or other equipment as is used in the production and distribution of the Licensed Products and remains undischarged for a period of 30 days.

(g)

If the Licensee breaches any of the provisions of Section 3.

(h)

If the Licensee breaches any of the provisions of Section M(1).

K(2)

Assumption and Rejection Under U.S. Bankruptcy Code.  After any order for relief under the Bankruptcy Code is entered against the Licensee, the Licensee

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must assume or reject this Agreement within 60 days after the order for relief is entered.  If the Licensee does not assume the Agreement within such 60-day period, UM may, at its sole option, terminate this Agreement immediately by giving written notice to the Licensee, without further liability on the part of UM.  The Licensee agrees that any payments due UM under this Agreement after any order for relief under the Bankruptcy Code is entered against the Licensee shall be entitled to treatment as administrative expenses under Section 503 of the Bankruptcy Code, and shall be immediately paid when due to UM, without the need for UM to file an application or motion in the Licensee’s bankruptcy case for payment of such administrative expenses.

K(3)

Curable Breaches.  If either party breaches any of the terms and provisions of this Agreement other than those specified in Section K(1), and the party involved fails to cure the breach within 30 days after receiving written notice by certified or registered mail or overnight courier from the other party specifying the particulars of the breach, the non-defaulting party shall have the right to terminate this Agreement by giving written notice to the defaulting party by registered or certified mail.

K(4)

Effect of Termination.  Termination of this Agreement under the provisions of this Section K or the provisions set forth elsewhere in this Agreement shall be without prejudice to any rights or claims which UM may otherwise have against the Licensee.  Upon the termination of this Agreement all royalties and Marketing Expense Contributions on sales previously made and all Guaranteed Royalty Amount payments and Advance Marketing Expense Contribution payments that would have been payable by the Licensee following termination shall become immediately due and payable to UM.  Upon the termination of this Agreement under the provisions of Section K(1)(f) or K(2) of this Agreement, the Licensee, its receivers, trustees, assignees, or other representatives shall have no right to sell, exploit, or in any way deal with the Licensed Products, the Advertising Materials, the Copyrights, or the Trademarks, except with the special written consent and instructions of UM.

K(5)

Discontinuance of Use of Copyrights, Trademarks, Etc..  Subject to the provisions of Section K(6), upon the expiration or earlier termination of this Agreement the Licensee agrees immediately and permanently to discontinue manufacturing, selling, advertising, distributing, and using the Licensed Products and Advertising Materials; immediately and permanently to discontinue using the Copyrights and Trademarks; at UM’s option, immediately to destroy, in the presence of UM’s designated representative, any films, molds, dies, patterns, or similar items from which the Licensed Products and Advertising Materials were made, where any Copyright or Trademark is an integral part thereof, or, alternatively, deliver such films, molds, dies, patterns, or similar items to UM’s designated representative; immediately deliver to UM or its designated representative, at the Licensee’s expense, all Property-related materials in the Licensee’s possession, custody or control, whether created by the Licensee or supplied to the Licensee by UM, including, but not limited to, Property-related art banks, Style Guides, and analogous materials; and immediately to terminate all agreements with manufacturers, approved distributors, and others which relate to the manufacture, sale, distribution, and use of the Licensed Products.  On termination of this Agreement by UM

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for cause, the Licensee shall, at UM’s option and at the Licensee’s expense, either deliver its inventory of the Licensed Products to UM or UM’s designated representative, or destroy its inventory of the Licensed Products and supply UM with notarized certificate of destruction.  If the parties negotiate beyond the expiration date of this Agreement with respect to the terms and conditions of an extension of the period of this Agreement and then fail to reach agreement on such terms and conditions, such period of negotiation shall not be deemed to extend the period of this Agreement beyond its expiration date or to extend the sell-off period provided for in Section K(6).  The Licensee shall pay percentage royalties and percentage Marketing Expense Contributions on all Licensed Products sold by the Licensee during any such period of negotiation even the Licensee has not earned out 100% of any Guaranteed Royalty Amount or Advance Marketing Expense Contribution payments made by the Licensee pursuant to this Agreement.

K(6)

Disposition of Inventory upon Expiration.  Notwithstanding the provisions of Section K(5), if this Agreement expires in accordance with its terms, and is not terminated for cause by UM, the provisions of this Section K(6) shall apply.  If the Licensee delivers to UM on or before the date 30 days prior to the expiration of this Agreement a written inventory listing, on a Licensed Product-by-Licensed Product basis, all Licensed Products in the Licensee’s possession, custody, or control as of the date of such inventory, the Licensee shall have the [*****] right to sell any Licensed Products listed on such inventory for a period of 90 days immediately following such expiration, subject to the payment of royalties to UM on any such sales in accordance with the terms of this Agreement.  Following the expiration of said sell-off period, the Licensee shall, at UM’s option, either deliver its remaining inventory of the Licensed Products to UM or UM’s designated representative, or destroy its remaining inventory of the Licensed Products and supply UM with a notarized certificate of destruction.  The Licensee shall pay percentage royalties and percentage Marketing Expense Contributions on all Licensed Products sold by the Licensee during said sell-off period even if the Licensee has not earned out 100% of any Guaranteed Royalty Amount payments or Advance Marketing Expense Contributions made by the Licensee pursuant to this Agreement.  UM shall have the right (but not the obligation) to buy any or all of the License Products listed on such inventory at the Licensee’s cost of manufacture.  The sell-off right granted the Licensee under this Section K(6) shall in no event apply to a quantity of any Licensed Product exceeding 50% of the Licensee’s average quarterly unit sales of such Licensed Product during the one-year period immediately preceding the expiration of this Agreement.  If the Licensee breaches the provisions of this Section K(6) by selling the Licensed Products after the sell-off period, the Licensee shall pay UM, as liquidated damages, and not as a penalty, a percentage royalty three times the percentage royalty specified in subparagraph 4(b).

SECTION L.  RIGHTS OF UM IN PROPERTY.

The Licensee recognizes that all rights of UM in the Property are derived from UM’s Agreement with PMI, and that if for any reason UM’s rights under said Agreement are terminated, UM’s rights and obligations under this Agreement shall be automatically assigned to PMI, without liability to UM.  Following such automatic assignment, PMI

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shall be substituted for UM as licensor under this Agreement, and the Licensee shall thereafter deal directly with PMI with respect to all matters arising out of this Agreement.

SECTION M.  MISCELLANEOUS PROVISIONS.

M(1)

Restriction on Assignments and Encumbrances.

(a)

Restriction on Assignments.  Without the prior written consent of both Um and PMI, the Licensee shall not directly or indirectly assign, transfer, or sublicense any of its rights under this Agreement.  The foregoing provision shall apply to transfers of ownership interests in the Licensee (including the stock of the Licensee) which would result in a change in control of the Licensee.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of UM.

(b)

Restriction on Encumbrances.  Without the prior written consent of UM, the Licensee shall not encumber any of its rights under this Agreement in any fashion, including but not limited to, the granting of a security interest in this Agreement or any of the Licensed Products.

(c)

Transfer and Encumbrance Fees.  If at any time while this Agreement remains in effect, the Licensee wishes to assign or encumber this Agreement, the Licensee shall so notify Um in writing, at the same time providing UM with all information and documentation necessary to permit UM to evaluate the contemplated transaction.  UM shall be entitled to condition its consent to any assignment or encumbrance of this Agreement to such reasonable terms and conditions as UM deems appropriate, including, but not limited to, payment by the Licensee of a transfer or encumbrance fee.  The amount of the transfer or encumbrance fee shall be determined by UM based on the circumstances of the particular transaction, taking into account such factors as the estimated value of the license being assigned or encumbered, the risk of business interruption or loss of quality, production, or control UM may suffer as a result of the assignment or encumbrance; the identity, reputation, creditworthiness, financial condition, and business capabilities of the proposed assignee or other entity involved in the assignment or encumbrance; and UM’s internal costs related to the assignment or encumbrance; provided, however, that in no event shall the transfer  or encumbrance fee be less than 25% of the Guaranteed Royalty Amounts due UM under this Agreement.  Payments made to UM by the Licensee pursuant to this Section M(1)(c) may be applied toward any Guaranteed Royalty Amounts the Licensee is obligated to pay under this Agreement.

M(2)

Parties Not Joint Venturers.  Nothing contained in this Agreement shall be construed so as to make the parties partners or joint venturers or to permit the Licensee to bind UM to any agreement or purport to act on behalf of UM in any respect.

M(3)

No Inducement.  Neither party has been induced to enter into this Agreement by, nor is either party relying on, any representation not expressly stated in this Agreement.

Agreement #14627-0-2

M(4)

Modifications of Agreement Remedies.  No waiver or modification of any of the terms of this Agreement shall be valid unless in writing, signed by both parties.  Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, and a waiver by either party of a default in one or more instances shall not be construed as a continuing waiver or as a waver in other instances.

M(5)

Invalidity of Separable Provisions.  If any term or provision of this Agreement is for any reason held to be invalid, such invalidity shall not affect any other term or provision, and this Agreement shall be interpreted as if such term or provision had never been contained in this Agreement.

M(6)

Notices.  All notices to be given under this Agreement (which shall be in writing) shall be given at the respective addresses of the parties as set forth on page 1, unless notification of a change of address is given in writing.  The date of mailing shall be deemed to be the date the notice is given.  The Licensee acknowledges that UM’s agent for service of process in New York is the Secretary of State of New York, Department of State, 162 Washington Avenue, Albany, New York 12231.

M(7)

Headings.  The paragraph and section headings of this Agreement are inserted only for convenience and shall not be construed as a part of this Agreement.

M(8)

Entire Understanding.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  Any and all representations or agreements by any agent or representative of either party to the contrary shall be of no effect.

M(9)

Choice of Law.  This Agreement and all disputes arising from or related to this Agreement or its subject matter shall be governed, resolved, and remedied in accordance with the laws of the State of New York, applicable to agreements, acts, omissions, and behavior made, performed, and accomplished wholly in New York, without resort to conflict of law principles.

M(10)

Choice of Proceeding and Forum.  Any and all disputes, except as provided below, shall be resolved at the request of either party through binding arbitration in New York, New York under the then existing Rules of the American Arbitration Association (the “AAA”).  The arbitration shall be conducted by a single arbitrator.  The prevailing party shall be entitled to recover its reasonable attorney’s fees and expenses in addition to any other awards.  The arbitrator’s award shall be final and binding on both parties and may be enforced by any court having a jurisdiction.  Notwithstanding the parties’ agreement with respect to arbitration, UM may elect to pursue a claim in an appropriate court if (a) there is in UM’s judgment a need for expedited relief to preserve the confidentiality of confidential information or the integrity, enforcement, or value of a Copyright, Trademark, or other proprietary right in the Property; or (b) there is an indispensable third party, as defined under Rule 19 of the U.S. Federal Rules of Civil Procedure, that will not agree to arbitration and it appears likely that the indispensable party can be joined in the action.  In cases falling within the scope

Agreement #14627-0-2

of Section M(10)(a), UM may institute the action in an appropriate court that can grant expedited relief.  In cases falling within the scope of Section M(10)(b), the dispute shall be brought and maintained in a court of competent jurisdiction having jurisdiction over the parties to this Agreement as well as the indispensable party.  If UM elects to implement an action under either Section M(1)(a) or Section M(1)(b), and chooses the state or federal court in New York, New York, to resolve the dispute in question, the Licensee consents to the exclusive jurisdiction and appropriate venue of such court.  In no event shall any arbitrator have the right to rule on PMI’s ownership of the Copyrights or the Trademarks or the validity of the Copyrights or the Trademarks.

M(11)

No Injunctive Relief.  The Licensee acknowledges that no breach of this Agreement by UM will result in irreparable harm to the Licensee, and that the Licensee will be adequately compensated by monetary damages for any breach of this Agreement by UM.

M(12)

Limitation of Liability.  NEITHER UM NOR PMI SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE LICENSEE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, OR LOST OR IMPUTED PROFITS AND/OR ROYALTIES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION OR EXPIRATION, WHETHER FOR BREACH (OR ALLEGED BREACH OF A REPRESENTATION OR WARRANTY OR ANY OBLIGATION UNDER THIS AGREEMENT, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT AND IRRESPECTIVE OF WHETHER UM OR PMIHAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.  THE LICENSEE HEREBY WAIVES ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE IT OF ANY ADEQUATE REMEDY.

M(13)

Confidentiality.  The Licensee agrees to treat this Agreement and the terms and conditions of this Agreement as confidential information.  In addition, the Licensee acknowledges that, pursuant to the terms of this Agreement, it will come into possession of certain marketing and other proprietary information and records relating to the Feature and businesses of UM and PMI.  The Licensee agrees that any such information shall be treated as the confidential property of UM and PMI.  The Licensee agrees that it shall take every reasonable precaution to safeguard the confidentiality of such information with the same degree of care that it exercises to protect the confidentiality of its own proprietary information.  The Licensee shall transmit such confidential information only to such of its agents, employees, and professional advisers who need to know such information for purposes of effecting this Agreement and who shall agree to be bound by the terms and conditions of this section.  The Licensee agrees that confidential information shall not be disclosed to others, except as necessary to carry out or enforce the terms of this Agreement or as may be required by law or legal process (provided UM and PMI are given sufficient advance notice, in writing, in order to oppose any such required disclosure).  Confidential information provided or approved by UM or PMI in writing for distribution without restriction to third parties, and information which is or becomes independently known to the Licensee (other than as a result of the

Agreement #14627-0-2

Licensee’s breach of its confidentiality obligations) shall not be subject to this prohibition.

M(14)

Survival.  The rights and obligations of the parties with respect to Sections A(1), D, E, F, G, K(4), K(5), K(6), M(9), M(10), M(11), M(12), and M(13) of this Agreement and any remaining royalty obligations of the Licensee, as well as any term, provision, or condition which expressly continues beyond the date of expiration or termination of this Agreement, or which is required for the interpretation of this Agreement or necessary for the full observation and performance by each party of all rights and obligations arising prior to the date of expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement.

Agreement #14627-0-2

AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT, dated this  15  day of February, 2006, between UNITED FEATURE SYNDICATE, INC., d.b.a. UNITED MEDIA, a New York corporation with its principal office at 200 Madison Avenue, 4th Floor, New York, New York 10016 (“UM”), as exclusive worldwide licensing representative of PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation with its principal office at 2170 Point Boulevard, Suite 200, Elgin, Illinois 60123 (“PMI”), and ETERNAL IMAGE, a Michigan corporation with its principal office at 28175 Haggerty Road, Novi, Michigan 48377 (the “Licensee”), is to evidence:

WHEREAS, pursuant to an agreement dated April 11, 2005, UM granted the Licensee certain rights with respect to the PRECIOUS MOMENTS property, which is owned by PMI; and

WHEREAS, the parties wish to amend said agreement in certain respects;

WHEREAS, capitalized terms not otherwise defined herein have the meanings set forth in said agreement;

NOW, THEREFORE, said agreement is amended as follows:

1.

Subparagraph 4(a) is deleted and the following substituted therefor:

“(a)

Guaranteed Royalties.  On execution of this Agreement and on or before the subsequent dates indicated below, the Licensee agrees to pay UM the following non-refundable Guaranteed Royalty Amounts [*****], which shall be set off as a credit against the royalties due UM under subparagraph 4(b) (but not as a credit against the amounts payable to UM under subparagraph 4(d):

Due Date

Guaranteed Royalty Amount

Upon execution of this Agreement

[*****]

Upon execution of the first

Amendment to this Agreement

[*****]

February 3, 2006

[*****]

June 30, 2006

[*****]

December 31, 2006

[*****]

Agreement #14627-0-2

2.

Subparagraph 4(d)(i) is deleted and the following substituted therefore:

“(a)

Guaranteed Royalties.   On execution of this Agreement and on or before the subsequent dates indicated below, the Licensee agrees to pay UM the following non-refundable Guaranteed Royalty Amounts [*****], which shall be set off as a credit against the royalties due UM under subparagraph 4(b) but not as a credit against the amounts payable to UM under subparagraph 4(d)):

Amendment to this Agreement

[*****]

February 3, 2006

[*****]

June 30, 2006

[*****]

December 31, 2006

[*****]

Except as expressly modified by this amendment, all terms and conditions of said agreement shall remain in full force and effect, and all provisions of said agreement modified, replaced, or deleted by this amendment shall remain full enforceable in their original forms with respect to the period prior to the effective date of this amendment.

IN WITNESS WHEREOF, the parties have executed this amendment to agreement on the date set forth above.

Agreement #14627-0-2

SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT, dated October 26, 2006, between UNITED FEATURE SYNDICATE, d.b.a. UNITED MEDIA, a New York corporation with its principal office at 200 Madison Avenue, 4th Floor, New York, New York 10016 (“UM”), as exclusive worldwide licensing representative of PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation with its principal office at 2170 Point Boulevard, Suite 200, Elgin, Illinois 60123 (“PMI”), and ETERNAL IMAGE, a Michigan corporation with its principal office at 2880 Orchard Lake Road, Suite 130, Farmington Hills, Michigan 48334 (the “Licensee”), is to evidence:

WHEREAS, pursuant to an agreement dated April 11, 2005, as amended February 15, 2006, PMI granted the Licensee certain rights with respect to the PRECIOUS MOMENTS property; and

WHEREAS, the parties wish to amend said agreement in certain respects, effective

June 30, 2006;

NOW, THEREFORE, said agreement is amended as follows:

1.

Subparagraph 4(a) is deleted and replaced in its entirety with the following:

“(a)

Guaranteed Royalties.  On execution of this Agreement and on or before the subsequent dates indicated below the Licensee agrees to pay to UM the following non-refundable Guaranteed Royalty Amounts [*****], which shall be set off as a credit against the royalties due UM under subparagraph 4(b) (but not as a credit against the amounts payable to UM under subparagraph 4(d):

Due

Guaranteed Royalty Amount

On execution of

this Agreement

[*****]

On execution of the first

amendment to this Agreement

[*****]

February 3, 2006

[*****]

December 4, 2006

[*****]

December 31, 2006

[*****]

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

2.

Subparagraph 4(d)(i) is deleted and replaced in its entirety with the following:

“(a)

Advance Marketing Expense Contributions.  On execution of this

Agreement and on or before the subsequent dates indicated below the Licensee agrees to pay to UM the following non-refundable Advance Marketing Expense Contributions [*****], which shall be set off as a credit against the royalties due UM under subparagraph 4(d)(ii):

Due Date

Guaranteed Royalty Amount

On execution of

this Agreement

[*****]

On execution of the first

amendment to this Agreement

[*****]

February 3, 2006

[*****]

December 4, 2006

[*****]

December 31, 2006

[*****]

3.

Except as expressly modified by this amendment, all terms and conditions of said agreement shall remain in full force and effect, and all provisions of said agreement modified, replaced, or deleted by this amendment shall remain fully enforceable in their original forms with respect to the period prior to the effective date of this amendment.

IN WITNESS WHEREOF, the parties have executed this amendment on the date set forth above.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

THIRD AMENDMENT TO AGREEMENT

THIS THIRD AMENDMENT TO AGREEMENT, dated  March 2, 2007, between UNITED FEATURE SYNDICATE, d.b.a. UNITED MEDIA, a New York corporation with its principal office at 200 Madison Avenue, 4th Floor, New York, New York 10016 (“UM”), as exclusive worldwide licensing representative of PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation with it’s principal office at 2850 W. Golf Road, Suite 250, Rolling Meadows, IL 60008 (“PMI”), and ETERNAL IMAGE, a Michigan corporation with its principal office at 2880 Orchard Lake Road, Suite 130, Farmington Hills, Michigan 48334 (the “Licensee”), is to evidence:

WHEREAS, pursuant to an agreement dated April 11, 2005, as amended February 15, 2007, PMI granted the Licensee certain rights with respect to the PRECIOUS MOMENTS property, and

WHEREAS, the parties wish to amend said agreement in certain respects, effective February 16, 2007;

NOW, THEREFORE, said agreement is amended as follows:

1.

Subparagraph 1(f) is deleted and replaced in its entirety with the following:

(f)

The term “Licensed Products” shall mean the following items:

ADULT AND YOUTH CASKETS AND URNS, IN EACH CASE MADE OF COMPOSITE MATERIAL (NOT PRIMARILY WOOD OR METAL).  THE URNS WILL BE MANUFACTURED OF COMPOSITE MATERIAL FOR THE BASE WITH A FIGURINE AT THE TOP.  THE FIGURINE IS TO BE MANUFACTURED OF COMPOSITE OR RESIN.

2.

Except as expressly modified by his amendment, all terms and conditions of said agreement shall remain in full force and effect, and all provisions of said agreement modified, replaced, or deleted by this amendment shall remain fully enforceable in their original forms with respect to the period prior to the effective date of this amendment.

IN WITNESS WHEREOF, the parties have executed this amendment on the date set forth above.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

FOURTH AMENDMENT TO LICENSE AGREEMENT

THIS FOURTH AMENDMENT TO LICENSE AGREEMENT (“Fourth Amendment”), dated November 29, 2007, between PRECIOUS MOMENTS, INCORPORATED (“PMI”), an Illinois corporation with its principal office at 2850 West Golf Road, Suite 250, Rolling Meadows, Illinois 60008, U.S.A. (“PMI”), and ETERNAL IMAGE, a Michigan corporation with its principal office at 2880 Orchard Lake Road, Suite 130, Farmington Hills, Michigan 48334 (“Licensee”), is to evidence:

WHEREAS, pursuant to a license Agreement dated April 11, 2005 (the “License Agreement”), PMI granted the Licensee certain rights with respect to the PRECIOUS MOMENTS property; and

WHEREAS, pursuant to an amendment to agreement dated February 15, 2006 (the “First Amendment”), the parties amended the License Agreement; and

WHEREAS, pursuant to an amendment to agreement dated October 26, 2006 (the “Second Amendment”), the parties further amended the License Agreement; and

WHEREAS, the License Agreement, the First Amendment and the Second Amendment are collectively referred to herein as the “Agreement”; and

WHEREAS, the Agreement expires on December 31, 2007: and

WHEREAS, the parties wish to renew and amend said Agreement in certain respects;

NOW, THEREFORE, said Agreement is amended as follows, effective as of

January 1, 2008:

1.

It is agreed that the termination date of the Agreement shall be December 31, 2008.  Accordingly, paragraph 3(a) of the Agreement is deleted and the following substituted therefor:

(a)

Period of Agreement.  The period of this Agreement shall commence on January 1, 2005, and end on December 31, 2008.  If the Licensee is desirous of extending the period of this Agreement beyond the foregoing expiration date, the Licensee shall provide UM with written notice of such desire at least six months prior to said expiration date; provided, however, that the Licensee’s giving of such notice shall not create any right on the part of the Licensee or obligation on the part of UM to extend the period of this Agreement, and no extension of this Agreement beyond December 31, 2008, shall occur except through a formal written amendment to this Agreement signed by both parties.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

2.

The Guaranteed Royalty Amounts payable under paragraph 4(a) shall be set off as a credit against the royalties due UM under subparagraph 4(b) for the period from January 1, 2005 through December 31, 2008 (but not as a credit against the amounts payable to UM under subparagraph 4(d).

3.

Except as expressly modified by this Fourth Amendment, all terms and conditions of the Agreement shall remain in full force and effect, and all provisions of the Agreement modified, replaced, or deleted by this Fourth Amendment shall remain fully enforceable in their original forms with respect to the period prior to the effective date of this Fourth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Agreement as of the date set forth above.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

FIFTH AMENDMENT TO AGREEMENT

THIS FIFTH AMENDMENT TO AGREEMENT, dated this 27  day of August 2008, between PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation with its principal office at 2850 West Golf Road, Suite 250, Rolling Meadows, Illinois 60008 (“PMI”), and ETERNAL IMAGE, a Michigan corporation with its principal office at 2880 Orchard Lake Road, Suite 130, Farmington Hills, Michigan 48334 (the “Licensee”), is to evidence:

WHEREAS, pursuant to an agreement dated April 11, 2005 (the “License Agreement”) PMI granted the Licensee certain rights with respect to the PRECIOUS MOMENTS property; and

WHEREAS, the parties amended the License Agreement pursuant to an Amendment to Agreement dated February 15, 2006 (the “First Amendment”); and

WHEREAS, the parties further amended the License Agreement pursuant to a Second Amendment to Agreement dated October 26, 2006 (the “Second Amendment”), and

WHEREAS, the parties further amended the License Agreement pursuant to a Third Amendment to Agreement dated March 2, 2007 (the “Third Amendment”), and

WHEREAS, the parties further amended the License Agreement pursuant to a Fourth Amendment to Agreement dated November 29, 2007 (the “Fourth Amendment”); and

WHEREAS, the License Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is hereinafter referred to as the “Agreement”; and

WHEREAS, the Agreement expires on December 31, 2008; and

WHEREAS, the parties wish to renew the Agreement;

NOW, THEREFORE, the Agreement is further amended as follows, effective January 1, 2009:

1.

It is agreed that the termination date of the Agreement shall be

December 31, 2009.  Accordingly, paragraph 3 of the Agreement is deleted and the following substituted therefor:

“(a)

Period of Agreement.  The period of this Agreement shall commence on January 1, 2005, and end on December 31, 2009.  If the Licensee is desirous of

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to a confidentiality request. Omissions are designated [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission with the confidentiality request.

extending the period of this Agreement beyond the foregoing expiration date, the Licensee shall provide UM with written notice of such desire at least six months prior to said expiration date; provided, however, that the Licensee’s giving of such notice shall not create any right on the part of the Licensee or obligation on the part of UM or PMI to extend the period of this Agreement, and no extension of this Agreement beyond December 31, 2009, shall occur except through a formal written amendment to this Agreement signed by both parties.

2.

The Guaranteed Royalty Amounts payable under paragraph 4(a) shall be set off as a credit against the royalties due UM under subparagraph 4(b) for the period from January 1, 2005 through December 31, 2008 (but not as a credit against the amounts payable to UM under subparagraph 4(d).

3.

Except as expressly modified by this Fifth Amendment, all terms and conditions of the Agreement shall remain in full force and effect, and all provisions of the Agreement modified, replaced, or deleted by this Fifth Amendment shall remain fully enforceable in their original forms with respect to the period prior to the effective date of this Fifth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Agreement on the date set forth above.